UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – January 27, 2023

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive,	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Preferred Stock Purchase Rights	_	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 27, 2023 (the “Settlement Date”), Cooper-Standard Holdings Inc. (the “Company”), Cooper-Standard Automotive Inc. (“CSA”), a wholly owned subsidiary of the Company, and certain other of the Company’s direct and indirect subsidiaries completed certain previously announced refinancing transactions (the “Refinancing Transactions”), including, among other things: (i) the exchange of $357,446,000 of CSA’s existing 5.625% Senior Notes due 2026 (the “2026 Senior Notes") (representing 89.36% of the aggregate principal amount outstanding of the 2026 Senior Notes), tendered in CSA’s offer to exchange (the “Exchange Offer”) pursuant to the terms described in the confidential offering memorandum and consent solicitation statement, dated December 19, 2022 (the “Offering Memorandum”), for $357,446,000 of CSA’s newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 (the “New Third Lien Notes”), (ii) the issuance by CSA of $580,000,000 in the aggregate of 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “New First Lien Notes” and, together with the New Third Lien Notes, the “New Notes”) to holders of 2026 Senior Notes or their designees (the “Concurrent Notes Offering”), (iii) the related consent solicitation (the “Consent Solicitation”) to remove substantially all of the covenants, certain events of default and certain other provisions contained in the 2026 Senior Notes and the indenture governing the 2026 Senior Notes (the “2026 Senior Notes Indenture”) and to release and discharge the guarantee of the 2026 Senior Notes by the Company (the “Amendments”), and the effectiveness of a supplemental indenture (the “Supplemental Indenture”) to the 2026 Senior Notes Indenture giving effect to the Amendments, (iv) the effectiveness of the ABL Amendment (as defined below) and (v) the use of proceeds from the Concurrent Notes Offering, together with cash on hand, to prepay all outstanding amounts under CSA’s senior term loan facility and to redeem all of the outstanding aggregate principal amount of CSA’s existing 13.000% Senior Secured Notes due 2024 (the “2024 Notes”) and to pay fees, premiums and expenses related to the Refinancing Transactions.

Issuance of New First Lien Notes

On the Settlement Date, CSA issued $580,000,000 aggregate principal amount of New First Lien Notes pursuant to an indenture, dated as of the Settlement Date (the “New First Lien Notes Indenture”), by and among CSA, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “First Lien Collateral Agent”).

The New First Lien Notes are senior secured obligations of CSA and are guaranteed by CS Intermediate Holdco 1 LLC (“Holdings”), each of CSA’s wholly owned domestic subsidiaries that guarantee certain other indebtedness, subject to certain exceptions (the “Domestic Guarantors”), and certain of CSA’s wholly owned subsidiaries organized in Costa Rica, France, Mexico, the Netherlands and Romania (the “Foreign Guarantors” and, together with Holdings and the Domestic Guarantors, the “Guarantors”). The New First Lien Notes are guaranteed by Holdings and the Domestic Guarantors on a senior secured basis. The New First Lien Notes are guaranteed by the Foreign Guarantors on a senior unsecured basis. The guarantees of the subsidiaries organized in France are limited guarantees.

The New First Lien Notes will mature on March 31, 2027, provided, however, that if on August 16, 2026, the date that is 91 days before the stated maturity date of the 2026 Senior Notes, more than $50.0 million in aggregate principal amount of the 2026 Senior Notes is then outstanding, the New First Lien Notes will mature on August 16, 2026. The New First Lien Notes bear interest at the rate of 13.50% per annum, payable in cash; provided, however, that for the first four interest periods after the Settlement Date, CSA has the option, in its sole discretion, to pay up to 4.50% per annum of such interest on the New First Lien Notes, in such amount as specified by CSA, by increasing the principal amount of the outstanding New First Lien Notes or, in limited circumstances as described in the New First Lien Notes Indenture, by issuing additional New First Lien Notes.

CSA may, at its option, redeem all or part of the New First Lien Notes at any time on or after January 31, 2025 at the redemption prices set forth in the New First Lien Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to January 31, 2025, CSA may, at its option, redeem some or all of the New First Lien Notes at any time, at a price equal to 100% of the principal amount of the New First Lien Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “Make-Whole Premium,” as described in the New First Lien Notes Indenture. CSA may also redeem up to 35% of the New First Lien Notes prior to January 31, 2025 using the proceeds from certain equity offerings at the redemption price set forth in the New First Lien Notes Indenture.

Upon the occurrence of certain events constituting a Change of Control (as defined in the New First Lien Notes Indenture), CSA will be required to make an offer to repurchase all of the New First Lien Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The New First Lien Notes Indenture contains certain covenants that limit CSA’s and its restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness or issue certain preferred stock; incur liens on assets, pay dividends or make other distributions in respect of, or repurchase or redeem, their capital stock or make other restricted payments; prepay, redeem or repurchase certain debt; make certain loans and investments; enter into agreements restricting certain subsidiaries’ ability to pay dividends; enter into transactions with affiliates; and sell certain assets or merge or consolidate with or into other companies. These covenants are subject to a number of important limitations and exceptions. The New First Lien Notes Indenture also provides for events of default, which, if any occur, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding New First Lien Notes to be due and payable immediately.

In connection with the issuance of the New First Lien Notes and execution of the New First Lien Notes Indenture, CSA, Holdings and the Domestic Guarantors entered into a pledge and security agreement, dated as of the Settlement Date (the “First Lien Pledge and Security Agreement”), among CSA, the Domestic Guarantors and the First Lien Collateral Agent. Pursuant to the First Lien Pledge and Security Agreement, the obligations of CSA and the Domestic Guarantors will be secured on (i) a first-priority basis, equally and ratably with all of CSA’s and the Domestic Guarantor’s obligations under any other pari passu indebtedness, by liens on substantially all of the Issuer’s and each Domestic Guarantor’s assets (other than ABL Facility Priority Collateral (as defined below)) and (ii) a second-priority basis by liens on CSA’s and each Domestic Guarantor’s accounts receivable, inventory, instruments, chattel paper and other contracts, evidencing, or substituted for, any accounts receivable, guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable, commercial tort claims and general intangibles to the extent relating to any of the accounts receivable or inventory, bank accounts or securities accounts into which any proceeds of accounts receivable or inventory are deposited, tax refunds, and books and records relating to any of the foregoing (the “ABL Facility Priority Collateral”) and, in each case, any proceeds thereof, subject to certain exceptions set forth in such agreement.

The foregoing description of the New First Lien Notes and the New First Lien Notes Indenture is not complete and is qualified in its entirety by reference to the full text of the New First Lien Notes Indenture, including the form of New First Lien Notes contained therein, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of New Third Lien Notes

On the Settlement Date, CSA issued $357,446,000 aggregate principal amount of New Third Lien Notes pursuant to an indenture, dated as of the Settlement Date (the “New Third Lien Notes Indenture”), by and among CSA, the Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Third Lien Collateral Agent”).

The New Third Lien Notes are senior secured obligations of CSA and are guaranteed by Holdings, each of the Domestic Guarantors and each of the Foreign Guarantors. The New Third Lien Notes are guaranteed by Holdings and the Domestic Guarantors on a senior secured basis. The New Third Lien Notes are guaranteed by the Foreign Guarantors on a senior unsecured basis. The guarantees of the subsidiaries organized in France are limited guarantees.

The New Third Lien Notes will mature on May 15, 2027, provided, however, that if on August 16, 2026, the date that is 91 days before the stated maturity date of the 2026 Senior Notes, more than $50.0 million in aggregate principal amount of the 2026 Senior Notes is then outstanding, the New Third Lien Notes will mature on August 16, 2026. The New Third Lien Notes bear interest at the rate of 5.625% per annum, payable in cash; provided, however, that for the first four interest periods after the Settlement Date, CSA has the option, in its sole discretion, to instead pay such interest at 10.625% per annum either by increasing the principal amount of the outstanding New Third Lien Notes or, in limited circumstances as described the New Third Lien Notes Indenture, by issuing additional New Third Lien Notes.

CSA may, at its option, redeem all or part of the New Third Lien Notes at any time on or after January 31, 2025 at the redemption prices set forth in the New Third Lien Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, prior to January 31, 2025, CSA may, at its option, redeem some or all of the New Third Lien Notes at any time, at a price equal to 100% of the principal amount of the New Third Lien Notes plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “Make-Whole Premium,” as described in the New Third Lien Notes Indenture. CSA may also redeem up to 35% of the New Third Lien Notes prior to January 31, 2025, using the proceeds from certain equity offerings at the redemption price set forth in the New Third Lien Notes Indenture.

Upon the occurrence of certain events constituting a Change of Control (as defined in the New Third Lien Notes Indenture), CSA will be required to make an offer to repurchase all of the New Third Lien Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The New Third Lien Notes Indenture contains certain covenants that limit CSA’s and its restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness or issue certain preferred stock; incur liens on assets, pay dividends or make other distributions in respect of, or repurchase or redeem, their capital stock or make other restricted payments; prepay, redeem or repurchase certain debt; make certain loans and investments; enter into agreements restricting certain subsidiaries’ ability to pay dividends; enter into transactions with affiliates; and sell certain assets or merge or consolidate with or into other companies. These covenants are subject to a number of important limitations and exceptions. The New Third Lien Notes Indenture also provides for events of default, which, if any occur, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding New Third Lien Notes to be due and payable immediately.

In connection with the issuance of the New Third Lien Notes and execution of the New Third Lien Notes Indenture, CSA, Holdings and the Domestic Guarantors entered into a pledge and security agreement, dated as of the Settlement Date (the “Third Lien Pledge and Security Agreement”), among CSA, the Domestic Guarantors and the Third Lien Collateral Agent. Pursuant to the

Third Lien Pledge and Security Agreement, the obligations of CSA and the Domestic Guarantors will be secured on a third-priority basis, equally and ratably with all of CSA’s and the Domestic Guarantor’s obligations under any other pari passu indebtedness, by liens on substantially all of the Issuer’s and each Domestic Guarantor’s assets, subject to certain exceptions set forth in such agreement.

The foregoing description of the New Third Lien Notes and the New Third Lien Notes Indenture is not complete and is qualified in its entirety by reference to the full text of the New Third Lien Notes Indenture, including the form of New Third Lien Notes contained therein, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

First Lien and Third Lien Intercreditor Agreement

On the Settlement Date, in connection with the issuance of the New Notes, the First Lien Collateral Agent, the Third Lien Collateral Agent, the collateral agent under the Amended Senior ABL Facility (as defined below), CSA, Holdings and the several other parties named therein entered into the First Lien and Third Lien Intercreditor Agreement, providing for the relative priorities of their respective security interests in the assets securing the New First Lien Notes, the New Third Lien Notes and the Amended Senior ABL Facility, and certain other matters relating to the administration of security interests.

Effectiveness of Supplemental Indenture and the ABL Amendment

On the Settlement Date, each of (x) the previously announced and filed Supplemental Indenture, dated as of January 23, 2023, by and among CSA, the guarantors party thereto and U.S. Bank Trust Company, National Association, the trustee for the 2026 Senior Notes, and (y) the previously announced and filed Amendment No. 3 (the “ABL Amendment”) to the Third Amended and Restated Loan Agreement, dated as of December 19, 2022 (as amended by the ABL Amendment, the “Amended Senior ABL Facility”) by and among certain subsidiaries of the Company, including Holdings, CSA, Cooper-Standard Automotive Canada Limited, and Cooper-Standard Automotive International Holdings B.V., with certain lenders, Bank of America, N.A., as agent, and other parties thereto, amending the provisions of the credit agreement governing the Amended Senior ABL Facility became effective.

The foregoing description is qualified by the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference and the ABL Amendment, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Repayment and Termination of Existing Senior Secured Credit Facility

On the Settlement Date, CSA prepaid all of the amounts outstanding under the existing senior term loan facility governed by that certain credit agreement, dated April 4, 2014, by and between certain subsidiaries of the Company, including Holdings and CSA, certain lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent for such lenders, and the other parties thereto (as amended, supplemented or otherwise modified from time to time) at par and any accrued and unpaid interest. The existing senior term loan facility provided for a loan in an aggregate principal amount of approximately $319.6 million outstanding as of the Settlement Date.

Redemption of 2024 Notes

CSA previously issued a notice of conditional redemption pursuant to the indenture, dated as of May 29, 2020, among CSA, the guarantors party thereto and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, relating to the 2024 Notes to redeem (the “Redemption”) all $250.0 million aggregate principal amount of the 2024 Notes currently outstanding at a redemption price of 106.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of redemption. The Redemption was conditioned upon consummation of the Refinancing Transactions by CSA, which would result in the incurrence of indebtedness yielding net proceeds that were sufficient to pay the redemption price, amounts due under the other indebtedness of CSA and fees and expenses thereof. On the Settlement Date, CSA deposited with the trustee of the 2024 Notes the aggregate redemption price to fund the Redemption and redeemed all of the outstanding 2024 Notes.

Cancellation of 2026 Senior Notes exchanged in Exchange Offer

On the Settlement Date, CSA completed the Exchange Offer and caused the $357,446,000 million in principal amount of the 2026 Senior Notes accepted for exchange to be delivered to the trustee for cancellation. The 2026 Senior Notes delivered to the trustee for cancellation represented 89.36% of the outstanding 2026 Senior Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On January 30, 2023, the Company issued a press release announcing the settlement of the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation described in this report.

A copy of the Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1 Indenture, dated as of January 27, 2023, by and among Cooper-Standard Automotive Inc., as issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027

Exhibit 4.2 Indenture, dated as of January 27, 2023, by and among Cooper-Standard Automotive Inc., as issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027

Exhibit 4.3 First Supplemental Indenture, dated as of January 20, 2023, by and among Cooper-Standard Automotive Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, relating to the 5.625% Senior Notes due 2026 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Cooper-Standard Holdings Inc. filed with the SEC on January 23, 2023)

Exhibit 4.4 Third Amendment, dated as of December 19, 2022, to the Third Amended and Restated Loan Agreement, among CS Intermediate Holdco 1 LLC, Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V., certain subsidiaries of Cooper-Standard Automotive Inc., the lenders party thereto and Bank of America, N.A. as agent for such lenders (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Cooper-Standard Holdings Inc. filed with the SEC on December 20, 2022)

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

Exhibit 99.1 Press Release, dated January 30, 2023.

Exhibit 104 The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.
/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: January 30, 2023